Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

ENDO PHARMACEUTICALS REPORTS STRONG REVENUE

GROWTH AND FIRST QUARTER 2010 FINANCIAL RESULTS

•	Total quarterly revenues increase 9 percent versus prior year; branded drug sales up 14 percent

•	Reported diluted EPS of $0.51, up 55 percent from prior year; adjusted diluted EPS of $0.74, reflecting growth of 10 percent from 2009

•	Company reconfirms 2010 revenue and adjusted diluted EPS guidance

CHADDS FORD, Pa., Apr. 30, 2010 — Endo Pharmaceuticals (Nasdaq: ENDP) today reported financial results for the first quarter 2010.

Total revenues during the first quarter of 2010 increased 9 percent to $364 million, compared with $335 million in the same quarter of 2009. Net income for the three months ended March 31, 2010 was $60 million, compared with $39 million in the comparable 2009 period. As detailed in the supplemental financial information below, adjusted net income for the three months ended March 31, 2010, was $87 million, compared with $79 million in the same period in 2009. Reported diluted earnings per share for the quarter ended March 31, 2010, were $0.51, compared with $0.33 in the first quarter of 2009. Adjusted diluted earnings per share for the same period were $0.74, compared with $0.67 reported in 2009.

($ in thousands, except per share amounts)
	1st Quarter
	2010	2009	Change
Total Revenues	$364,412	$335,300	9%

Reported Net Income	60,355	39,037	55%

Reported Diluted EPS	$0.51	$0.33	55%

Adjusted Net Income	87,182	79,023	10%

Adjusted Diluted EPS	$0.74	$0.67	10%

“I am pleased with our quarterly results, which represent positive momentum as we continue to execute our 2010 growth strategy,” said Dave Holveck, president and CEO of Endo. “While Health Care Reform has passed, there is still work to be done, and how we anticipate and embrace this new environment will be a key factor in our ongoing success. That is why Endo continues to focus on being a better partner to physicians, payment providers and patients by offering multiple products and platforms and by identifying assets the company needs to succeed under any scenario.”

First quarter 2010 Financial Results and Full Year 2010 Financial Guidance

The first quarter results reflect solid contributions across both the branded and generic components of our business. Branded drug sales rose 14 percent year-over-year, reflecting strong growth by key products in pain, urology and oncology. Revenues from our generics business decreased 39 percent versus the first quarter of 2009. Prior year results for generics benefited from an unusual market shortfall in the supply for certain generic pain treatment products. Products in our Endocrinology and Oncology markets performed well with attractive growth in SUPPRELIN® LA and a continued strong launch for VALSTAR®.

The Company continues to anticipate revenues of between $1.55 and $1.60 billion this year, although the impact of Health Care Reform increases the likelihood of our being in the lower half of this range. The company expects that the various elements of Health Care Reform will adversely affect 2010 revenues by approximately $20 million, primarily driven by changes in mandated rebates associated with our Medicaid fee for service and Managed Medicaid books of business. The company continues to anticipate Adjusted Diluted earnings per share of between $3.15 to $3.20. Reported (or GAAP) diluted earnings per share is now expected to be between $2.31 to $2.39 per share, reflecting incremental milestone payments to R&D partners, among other factors.

Selected Product Review

PAIN PRODUCTS

LIDODERM® : For the quarter ended March 31, 2010, net sales of LIDODERM increased 6 percent to $183 million compared with $172 million reported in the same period a year ago. The company continues to expect low single-digit growth for Lidoderm in 2010.

OPANA® ER and OPANA®: Combined net sales for the OPANA franchise increased 25 percent to $66 million for the first quarter 2010, compared with $53 million in the same period a year ago. The franchise continues to benefit from strong patient demand and continuously improving formulary positioning, as well as the retention of exclusivity for the immediate release formulation of the product.

FROVA® : Net sales of FROVA were $15 million for the three months ended March 31, 2010, compared with $12 million for the same period in 2009.

Voltaren® Gel: First quarter 2010 net sales of Voltaren Gel were $20 million, compared with $12 million for the same period in 2009. The Company introduced targeted print Direct to Consumer advertising for this product in early March and is encouraged by the response to date from this new promotional effort.

ONCOLOGY/ENDOCRINOLOGY PRODUCTS

SUPPRELIN® LA: First quarter 2010 net sales of SUPPRELIN LA were $11 million, compared with $3 million for the same period in 2009, reflecting growing market share and expanded use by physicians.

VANTAS® : First quarter 2010 net sales of VANTAS were $4 million, compared with $2 million for the same period in 2009.

VALSTARTM : First quarter net sales of VALSTAR were $4 million. Over 600 patients have now been treated with Valstar since it was launched by Endo in the fall of 2009.

OTHER BRANDED PRODUCTS

For the first quarter of 2010, net sales of other branded products were $3 million, compared with $6 million in the same period in 2009.

GENERIC AND NON-PROMOTED PRODUCTS

For the first quarter of 2010, net sales from the company’s generic products were $26 million, compared with $42 million in the same period in 2009. During the first quarter of 2009, the company benefited from an unusual market shortfall in the supply for certain generic pain treatment products. Net sales of Percocet® were $29 million for the three months ended March 31, 2010, compared with net sales of Percocet® in the same period in 2009 of $34 million.

Change in Board of Directors

On a separate note, the Endo management team wishes to express its sincere thanks to Clive Meanwell, M.D., Ph.D., for his dedicated years of service. Dr. Meanwell notified the company on April 28, 2010 of his intent to not stand for reelection as a director of the Company at the Company’s 2010 Annual Meeting of Stockholders, so that he may better focus on his other professional responsibilities. Dr. Meanwell will continue to serve as a director of the Company until the expiration of his term at the Company’s 2010 Annual Meeting of Stockholders.

Conference Call Information

Endo will conduct a conference call with financial analysts to discuss this news release today at 10:00 a.m. ET. Investors and other interested parties may call 866-314-4865 (domestic) or 617-213-8050 (international) and enter passcode 89231778. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from April 30 at 2:30 p.m. ET until 12:00 a.m. ET on May 7 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 95608100.

A simultaneous webcast of the call may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 a.m. ET on May 7. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the three months ended March 31, 2010 and March 31, 2009 (in thousands, except per share data):

Three Months Ended March 31, 2010 (unaudited)	Actual Reported (GAAP)	Adjustments			Adjusted

Total Revenues	$364,412	$			$364,412

Costs and expenses:
Cost of revenues	94,073		(17,217	) (1)	76,856
Selling, general and administrative	133,335		(5,002	) (2)	128,333
Research and development	29,168		(3,492	) (3)	25,676
Acquisition-related items	1,529		(1,529	) (4)	—

Operating income	106,307		27,240		133,547

Interest (income) expense, net	9,804		(4,050	) (5)	5,754
Other (income) expense, net	(219)		(204	) (6)	(423)

Income before income taxes	96,722		31,494		128,216
Income taxes	36,367		4,667	(7)	41,034

Net income	$60,355		$26,827		$87,182

Diluted earnings per share	$0.51				$0.74
Diluted weighted average shares	118,031				118,031

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products.

(2)	To exclude certain costs incurred in connection with continued efforts to enhance the Company’s operations.

(3)	To exclude a milestone-like payment to a partner of $3,000 and certain costs incurred in connection with continued efforts to enhance the cost structure of the Company of $492.

(4)	To exclude Indevus related costs of $639 as well as the impact, under purchase accounting, of a loss recorded to reflect the change in the company’s current estimate of fair value, in accordance with GAAP, of the contingent consideration associated with the Indevus acquisition of $890.

(5)	To exclude additional interest expense as a result of adopting ASC 470-20 of $4,144 and to exclude amortization of the premium on debt acquired from Indevus of ($94).

(6)	To exclude changes in fair value of financial instruments, net.

(7)	To reflect the cash tax savings resulting from the Indevus acquisition and the tax effect of the pre-tax adjustments above at applicable tax rates.

Three Months Ended March 31, 2009 (unaudited)	Actual Reported (GAAP)	Adjustments			Adjusted

Total Revenues	$335,300	$			$335,300

Costs and expenses:
Cost of revenues	83,009		(12,996	) (1)	70,013
Selling, general and administrative	120,006		—		120,006
Research and development	28,414		(9,438	) (2)	18,976
Acquisition-related items	26,405		(26,405	) (3)	—

Operating income	77,466		48,839		126,305

Interest (income) expense, net	7,593		(3,781	) (4)	3,812
Other (income) expense, net	1,105		172	(5)	1,277

Income before income taxes	68,768		52,448		121,216
Income taxes	29,731		12,462	(6)	42,193

Net income	$39,037		$39,986		$79,023

Diluted earnings per share	$0.33				$0.67
Diluted weighted average shares	117,209				117,209

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $11,377 and the impact of the Indevus inventory step-up recorded as part of acquisition accounting of $1,619.

(2)	To exclude upfront and milestone payments to partners.

(3)	To exclude Indevus related costs.

(4)	To exclude additional interest expense as a result of adopting ASC 470-20.

(5)	To exclude changes in fair value of financial instruments, net.

(6)	To reflect the cash tax savings resulting from the Indevus acquisition and the tax effect of the pre-tax adjustments above at the applicable tax rates.

For an explanation of Endo’s reasons for using non-GAAP measures, see Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted

Earnings Per Share Guidance

	Year Ending December 31, 2010

Projected GAAP diluted income per common share	$2.31	To	$2.39
Upfront and milestone-related payments to partners	$0.20		$0.15
Amortization of commercial intangible assets	$0.59		$0.59
Costs incurred in connection with continued efforts to enhance the cost structure of the Company	$0.05		$0.05
Indevus related costs and change in fair value of contingent consideration	$0.01		$0.01
Interest expense adjustment for ASC 470-20 and the amortization of the premium on debt acquired from Indevus	$0.15		$0.15
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of the Indevus acquisition	($0.16)		($0.14)
Diluted adjusted income per common share guidance	$3.15	To	$3.20

The company’s guidance is being issued based on certain assumptions including:

•	Adjusted effective tax rate of between 32% and 33% in 2010.

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of March 31, 2010.

About Endo

Endo Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development, sale and marketing of branded and generic prescription pharmaceuticals used to treat and manage pain, prostate cancer, bladder cancer and the early onset of puberty in children, or central precocious puberty (CPP). Its products include LIDODERM®, a topical patch to relieve the pain of postherpetic neuralgia; Percocet® and Percodan® tablets for the relief of moderate-to-moderately severe pain; FROVA® tablets for the acute treatment of migraine attacks with or without aura in adults; OPANA® tablets for the relief of moderate-to-severe acute pain where the use of an opioid is appropriate; OPANA® ER tablets for the relief of moderate-to-severe pain in patients requiring continuous, around-the-clock opioid treatment for an extended period of time; Voltaren® Gel, which is owned and licensed by Novartis AG, a nonsteroidal anti-inflammatory drug indicated for the relief of the pain of osteoarthritis of joints amenable to topical treatment, such as those of the hands and the knees; VANTAS® for the palliative treatment of advanced prostate cancer; SUPPRELIN® LA for the treatment of early onset puberty in children; and VALSTAR™ for the treatment of BCG-refractory carcinoma in situ (CIS) of the urinary bladder in patients for whom immediate cystectomy would be associated with unacceptable medical risks. The company markets its branded pharmaceutical products to physicians in pain management, urology, endocrinology, oncology, neurology, surgery and primary care. More information, including this and past press releases of Endo Pharmaceuticals, is available at www.endo.com.

(Tables Below)

The following table presents Endo’s unaudited Total Revenues for the three months ended March 31, 2010 and March 31, 2009:

Endo Pharmaceuticals Holdings Inc.

Total Revenues (unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009	Growth
LIDODERM®	$182,607	$171,636	6%
OPANA® ER and OPANA®	66,157	52,765	25%
PERCOCET®	28,673	33,690	(15)%
Voltaren® Gel	20,362	12,319	65%
FROVA®	15,082	12,292	23%
SUPPRELIN® LA	10,587	2,704	292%
VANTAS®	4,389	1,867	135%
VALSTARTM	3,750	—	100%
Other Brands	2,866	5,634	(49)%

Total Brands	$334,473	$292,907	14%
Total Generics	$25,876	$42,393	(39)%
Total Royalty and Other Revenue	$4,063	$—	100%

Total Revenues	$364,412	$335,300	9%

The following table presents Endo’s unaudited condensed consolidated cash flow data for the three months ended March 31, 2010 and March 31, 2009:

Endo Pharmaceuticals Holdings Inc.

Condensed Consolidated Cash Flow Data (unaudited)

(in thousands)

	Three Months Ended March 31,
	2010	2009
Net cash provided by operating activities	$109,405	$35,031
Net cash provided by (used in) investing activities	29,310	(423,555)
Net cash (used in) provided by financing activities	(27,205)	6,988

Net increase (decrease) in cash and cash equivalents	$111,510	$(381,536)

Cash and cash equivalents, beginning of period	$708,462	$775,693
Cash and cash equivalents, end of period	$819,972	$394,157

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, the company’s financial position, results of operations, market position, product development and business strategy, as well as estimates of future net sales, future expenses, future net income and future earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in this press release. These factors include, but are not limited to: the possibility that the acquisition of Indevus is not complementary to Endo; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; competition in our industry, including for branded and generic products, and in connection with our acquisition of rights to assets, including intellectual property; government regulation of the pharmaceutical industry; our dependence on a small number of products and on outside manufacturers for the manufacture of our products; our dependence on third parties to supply raw materials and to provide services for certain core aspects of our business; new regulatory action or lawsuits relating to our use of controlled substances in many of our core products; our exposure to product liability claims and product recalls and the possibility that we may not be able to adequately insure ourselves; our ability to protect our proprietary technology; our ability to successfully implement our in-licensing and acquisition strategy; the availability of third-party reimbursement for our products; the outcome of any pending or future litigation or claims by the government; our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of our total net sales; a determination by a regulatory agency that we are engaging in inappropriate sales or marketing activities, including promoting the “off-label” use of our products; the loss of branded product exclusivity periods and related intellectual property; and exposure to securities that are subject to market risk including auction-rate securities the market for which is currently illiquid; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our annual report on Form 10-K for the year ended December 31, 2009, which was filed with the Securities and Exchange Commission on February 26, 2010. The forward-looking statements in this press release and on the related conference call are qualified by these risk factors. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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